Exhibit 15.3

Conyers Dill & Pearman (Cayman) Limited	BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS DUBAI HONG KONG LONDON MAURITIUS SINGAPORE
PO Box 2681
Grand Cayman KY1-1111
Cayman Islands
Tel: +1 (345) 945 3901
Fax: +1 (345) 945 3902
conyersdill.com

July 30, 2014

Sky-mobi Limited

10/F, Building B, United Mansion

No. 2, Zijinghua Road

Hangzhou, Zhejiang 310013

People’s Republic of China

Dear Sirs,

Sky-mobi Limited (the “Company”)

Annual Report on Form 20-F

We hereby consent to the summary of and reference to our opinion in the Company’s annual report on Form 20-F for the fiscal year ended 31 March 2014 (the “Form 20-F”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 30, 2014 and the filing with the SEC of this consent letter as an exhibit to the Form 20-F. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited

Conyers Dill & Pearman (Cayman) Limited